Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMPIRE RESORTS, INC.

(as most recently amended on November 12, 2009)

______________________________________________________

FIRST: The name of the corporation is Empire Resorts, Inc. (the "Corporation").

SECOND: The registered office of the corporation and registered agent in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent is The Prentice-Mall Corporation System, Inc.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is one hundred million (100,000,000), consisting of ninety−five million (95,000,000) shares of Common Stock, each such share having a par value of $.01, and five million (5,000,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue Preferred Stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Delaware General Corporation Law.

FIFTH: The name and mailing address of the Incorporator is:

Spencer McAdams
c/o Olshan Grundman Frome & Rosenzweig
505 Park Avenue
New York, New York 10022

SIXTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which this director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall bo indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees,) judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employoyee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

(2) If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if succesful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that he claimant has not met the standards of conduct which make it permissible under the act for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that  indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation,  By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Paragraph B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

SEVENTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), the interests of creditors, customers, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

EIGHTH: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such Committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof,

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as amended are granted subject to the rights reserved in this Article NINTH.

TENTH:  The stock or  securities of the Corporation shall be held, and the transfer thereof shall be, subject to the provisions, conditions and requirements of the Mississippi Gaming Control Act and the Regulations promulgated thereunder until such time as the Corporation and its subsidiaries shall cease to be subject to the jurisdiction of the Mississippi Gaming Commission.

ELEVENTH: The Corporation's Board of Directors (by a majority vote thereof) shall have the right, power and authority to adopt any new by-law and/or amend or repeal any then-existing by-law; provided, however, that the Corporation's Board of Directors may not amend or repeal any by-law that, by its very terms, is not subject to amendment or repeal except by or upon approval of the Corporation's stockholders or any class, series or other group or portion thereof.

TWELFTH:

A. NUMBER OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

B. ELECTION AND TERMS OF DIRECTORS. Directors shall be elected by a plurality of votes cast, and the directors of this Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 2004 annual meeting of stockholders of the Corporation and until their  respective  successors  are elected and qualified, the initial term of office of the second class of directors to expire at the 2005 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified and the initial term of office of the third class of directors to expire at the 2006 annual meeting of stockholders of the Corporation and until their  respective  successors  are elected and qualified. Commencing with the 2004 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation  after  their  election  and until their respective successors are elected and qualified

 C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

(1) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

(2) Subject to the rights of the holders of any series of Preferred  Stock,  newly  created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of  Directors  resulting  from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case  such  vacancy  shall  be  filled  by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for the unexpired portion of the term of the class in which such director was chosen to serve and until his successor is elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

D. AMENDMENTS TO ARTICLE TWELFTH SECTION 12(B) AND 12(C)(1). The affirmative vote of the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, shall be required to amend or  repeal,  or to adopt  any  provision inconsistent with Article Twelfth Sections 12(B) and 12(C)(1) unless approved by at least seventy-five percent (75%) of the Whole Board. In the event that at least seventy-five percent (75%) of the Whole Board  approves  any such  provision,  then the affirmative vote of the holders of outstanding stock representing at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal,  or to adopt any provision inconsistent with Article Twelfth Sections 12(B) and 12(C)(1).

E. REMOVAL. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, where the Board of Directors is classified as provided in GCL Section 141(d), any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of eighty percent (80%) of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, or the affirmative vote of at least a majority of the Whole Board,  shall be required to effect such removal.